                                                            EXHIBIT 12
                                                            PAGE 1 OF 2

                      HEXCEL CORPORATION AND SUBSIDIARIES
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                                 (IN THOUSANDS)
                                              -------------------------------------------------------------------------------------
                                                  FOR THE QUARTER ENDED                  FOR THE YEAR ENDED DECEMBER 31,
                                              ------------------------------  -----------------------------------------------------
                                              MARCH 31, 1996   APRIL 2, 1995    1995       1994       1993       1992       1991
                                              ---------------  -------------  ---------  ---------  ---------  ---------  ---------
                                                       (UNAUDITED)
EARNINGS AVAILABLE FOR FIXED CHARGES

Income (loss) from continuing operations
 before income taxes........................     $   3,154       $  (1,859)   $   6,514  $ (24,494) $ (73,848) $ (22,358) $   5,059
Fixed charges...............................         3,872           2,669        9,639     13,071     10,039      9,783     12,340
                                                   -------     -------------  ---------  ---------  ---------  ---------  ---------
                                                 $   7,026       $     810    $  16,153  $ (11,423) $ (63,809) $ (12,575) $  17,399
                                                   -------     -------------  ---------  ---------  ---------  ---------  ---------
                                                   -------     -------------  ---------  ---------  ---------  ---------  ---------
FIXED CHARGES
Interest and expense on indebtedness........     $   3,633       $   2,363    $   8,682  $  11,846  $   8,862  $   8,196  $  10,870
One-third of rental expense for operating
 leases.....................................           239             306          957      1,225      1,177      1,587      1,470
                                                   -------     -------------  ---------  ---------  ---------  ---------  ---------
                                                 $   3,872       $   2,669    $   9,639  $  13,071  $  10,039  $   9,783  $  12,340
                                                   -------     -------------  ---------  ---------  ---------  ---------  ---------
                                                   -------     -------------  ---------  ---------  ---------  ---------  ---------
RATIO OF EARNINGS TO FIXED CHARGES..........         1.81x            --(a)       1.68x       --(a)      --(a)      --(a)     1.41x
                                                   -------                    ---------                                   ---------
                                                   -------                    ---------                                   ---------

- --------------------------
(a) For the quarter ended April 2, 1995 and the years ended December 31, 1994, 1993 and 1992, earnings were insufficient to cover fixed charges by approximately $1.9 million, $24.5 million, $73.8 million and $22.4 million, respectively.

                                                             EXHIBIT 12
                                                             PAGE 2 OF 2

                      HEXCEL CORPORATION AND SUBSIDIARIES
          PRO FORMA COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                                                         (IN THOUSANDS)
                                                                                ---------------------------------
                                                                                   FOR THE        FOR THE YEAR
                                                                                QUARTER ENDED         ENDED
                                                                                MARCH 31, 1996  DECEMBER 31, 1995
                                                                                --------------  -----------------
                                                                                           (UNAUDITED)
PRO FORMA EARNINGS AVAILABLE FOR FIXED CHARGES

Income from continuing operations before income taxes.........................    $    4,189       $       840

Fixed charges.................................................................         6,943            22,321
                                                                                --------------        --------

                                                                                  $   11,132       $    23,161
                                                                                --------------        --------
                                                                                --------------        --------

PRO FORMA FIXED CHARGES

Interest and expense on indebtedness..........................................    $    6,480       $    20,470

One-third of rental expense for operating leases..............................           463             1,851
                                                                                --------------        --------

                                                                                  $    6,943       $    22,321
                                                                                --------------        --------
                                                                                --------------        --------

PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES..................................         1.60x             1.04x
                                                                                --------------        --------
                                                                                --------------        --------